HP Indirect Computer Reseller                                            HEWLETT
Application Signature Page for                                           PACKARD
HP NetServer/PC/Peripheral Resellers

1. DISTRIBUTOR INFORMATION
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Distributor Name:                  Distributor Account No.:

Business Address:                  Phone:                     Fax:

City:                              State:                     Zip:

Distributor Contact Name:          Title:

E-mail Address:                    Phone:

Distributor Sales Rep:             Phone:

E-mail Address:

2. RESELLER INFORMATION
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Reseller Name (name used on business license, permits, and State and Federal Tax
ID numbers: MicroAge Integration Co.

Date business established using this name: 1998

DBA (other names under which reseller does business): MicroAge

Address: 2400 South MicroAge Way   Phone:

City: Tempe                        State: AZ                  Zip: 85282-1896

Executive Contact: Mike Tatum      Corporate Web Address: MicroAge.com

Internet Address:

3. STATEMENT OF OWNERSHIP
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Form  of  Organization  (i.e.,   Corporation,   General   Partnership,   Limited
Partnership, Sole Proprietor): CORPORATION

For a Corporation, specify whether:
[X] Publicly Held  [ ] Privately Held  [ ] State of Incorporation/Organization

Identify  company   ownership  and  management   structure  as  follows  (attach
additional pages if necessary):

+  Sole Proprietor:             Identify all owners, officers, and ownership
                                percentages held
+  Trust:                       Identify Trustee(s), Administrators, and
                                Beneficiaries of Trust
+  Partnership:                 Identify all General Partners, Limited Partners,
                                Officers, and ownership percentages held
                                (specify dollar investment of limited partners)
+  Privately Held Corporation:  Identify all shareholders with class and percentage ownership, Officers, and Board of
                                Director Members
+  Publicly Held Corporation:   Identify owners of 20% or more of each class of
                                shares with class and percentage ownership, Officers, and Board of Director Members

                                 OWNERSHIP INTEREST          TYPE OF OWNERSHIP
                                 Percentage Ownership        INTEREST
                                 (Dollar Investment in       (Assets, Common or
    NAMES       TITLES           Limited Partners)           Preferred Shares)

-----------     -----------      ---------------------       -------------------

-----------     -----------      ---------------------       -------------------

-----------     -----------      ---------------------       -------------------

If  Company  is  100%  owned  by  another   corporation,   identify  the  parent
corporation's ownership and management structure on the previous page and identity of the parent corporation below:

Parent/Owner, including DBA(s):
                               -----------------------------------------------
Address:
        ----------------------------------------------------------------------
City:                                     State:                    Zip:
     -------------------------------------      ----------              --------
Phone:(  )                                           Fax: (   )
      -----------------------------------------------     ----------------------

State of Parent/Owner's Incorporation:

4. AUTHORIZED SIGNATURES
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In the event that this  application is approved,  Distributor and Reseller agree that their contract, whether its other terms are oral or written, will include the written terms attached as the U.S. Reseller Agreement and U.S. Volume Reseller Addendum for authorization to resell HP NetServers/PCS/Peripherals.

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RESELLER

By Reseller's signature below, Reseller agrees the statements provided in the attached application are true and complete. Reseller agrees to the term of the certifications and authorizations, of which all terms are included in this agreement by this reference. If any changes occur, I will notify the Distributor and HP in writing.

Authorized Signature: /s/ Michael A. Tatum           Date: 10-16-98

Print Name: Michael A. Tatum                         Title: Group Vice President
                                                            Supplier Alliances
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DISTRIBUTOR

To best of Distributor's knowledge, the statements provided in this application and the accompanying documentation are true and accurate.

Company Name:
             -------------------------------------------------------------------
Authorized Signature:                                Date:
                     --------------------------------     ----------------------
Print Name:                                          Title:
           --------------------------------                ---------------------

--------------------------------------------------------------------------------
HEWLETT-PACKARD COMPANY
/s/ Susan Weatherman
------------
--------------------------------------------------------------------
Susan Weatherman
Reseller Contracts and Negotiation Manager

    10-23-98                                         May 31, 1999
------------------------------                       ---------------------------
Effective Date                                       Expiration Date

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                             U.S. RESELLER AGREEMENT

1. APPOINTMENT

       A. Hewlett-Packard Company ("HP") appoints Reseller as an authorized, non-exclusive Reseller for marketing the HP Products listed on the Product Exhibits and sold by and purchased from an HP Authorized Distributor.

       B. Reseller's appointment is subject to the terms and conditions set forth in this Agreement, Addenda, Product Exhibits and HP Product Categories (collectively, the "Agreement") for the period from the effective date through the expiration date of this Agreement. Reseller accepts appointment on these terms.

2. STATUS CHANGE

       A. Reseller's approved company names, including DBA(s) and selling locations, are listed on the HP Exhibit L and are the only names and selling locations under which Reseller may represent and sell HP Products. If Reseller wishes to:

              1.     Change its name;

              2. Add, close or change an approved shipment, delivery or other HP-authorized location;

              3. Undergo a merger, acquisition, consolidation or other reorganization with the result that any entity controls 25% or more of Reseller's capital stock or assets after such transaction; or

              4. Undergo a significant change in control or management of Reseller operations; then Reseller shall notify HP in writing prior to the intended date of change. In no event may such notice be provided more than ten (10) days after the change has occurred.

       B. HP agrees to promptly notify Reseller of its approval or disapproval of any proposed change, provided that Reseller has given HP all information and documents reasonably requested by HP.

       C. HP must approve proposed Reseller changes prior to any obligation of HP to perform under this Agreement with Reseller as changed.

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3. RESELLER RESPONSIBILITIES

       A.     Reseller agrees to:

              1. Advertise, promote, demonstrate and sell HP Products only within the geographies defined in this Agreement and, when defined by the HP Product Categories, on a face-to-face basis.

              2.     Represent HP Products fairly to all Customers.

              3. Forward promptly to Customers all technical sales and promotional materials, suggested price lists and other information provided by HP for the purpose of reshipment to Customers.

              4. Provide Customers with any HP ergonomics information, including, where applicable, HP WORKING IN COMFORT materials (in paper and electronic form) and any warning or advisory tags, labels, or other information relating to the use of HP Products containing keyboards.

              5. Ensure that ongoing pre-sales support and post-sales technical support of HP Products and Reseller's value-added solutions is provided to all Customers. Reseller agrees to maintain or make available such qualified personnel as necessary to provide timely and knowledgeable support services sufficient to ensure a high level of Customer satisfaction.

              6. Ensure that no sale, advertising, promotion, display, or disclosure of any features, availability or price of any new HP Product takes place before HP's public announcement of that Product.

              7. Respond promptly to all Customer inquiries or requests related to HP Products.

              8.     Report promptly to HP all suspected defects in HP Products.

              9. Ensure that its employees complete any required training courses and certification designated by HP.

              10. Confer periodically with HP at HP's request on matters relating to market conditions, sales forecasting, and Product planning.

              11.    Use catalogs and  telemarketing  sales  techniques  only in
                     conformity   with   current  HP  policies  and  only  as  a
                     complement to face-to-face sales activity.

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              12.    Identify and keep current a primary and  secondary  support contact for both marketing communications and post-sales support at each approved Selling Location.

              13. Provide Customers with a written invoice stating the Customer's name and address, the date of purchase, and serial numbers, if any, of HP Products. Reseller will retain such records, or their equivalent, to enable Reseller to notify Customers of Product safety information, corrections for operational problems, and the like.

       B. Reseller may advertise only those HP Products which it is authorized to sell. Reseller's advertising may in no way mention Reseller as an authorized reseller for any other HP Product.

4.     MULTIPLE AGREEMENT DISCOUNTS

       Unless otherwise specified by HP in writing, purchases of HP Products under any HP Product Exhibit in this Agreement and purchases under any other HP Product Exhibits in this or any other HP Agreement are exclusive of each other for the purpose of calculating volume commitment and discount levels.

7.     PRICES

       Upon request from Reseller, at its discretion, HP may grant special pricing for particular end-user Customer transactions. In good faith, HP may retract the special pricing any time before acceptance by the end-user Customer. HP may extend the pricing on an exclusive or nonexclusive basis and may condition the pricing on a pass-through to the end-user of all or part of the non-standard offering extended by HP.

9.     ORDERS AND DELIVERY

       HP may, from time to time, offer Reseller certain HP Products on special promotional terms. Such purchases may not, in some cases, be eligible for promotional allowance funds, price protection or stock adjustments. With these exceptions, Reseller's purchases in response to these special promotional offers are subject to the terms set forth in Reseller's Agreement.

10.    SOFTWARE

       Reseller is granted the right to distribute software materials suppled by HP only in accordance with the license terms supplied with these materials. Reseller may alternatively acquire the software materials from HP for its own demonstration purposes in accordance with the terms for use in those license terms.

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
11.    TRADEMARKS

       A. From time to time, HP may authorize Reseller to display one or redesignated HP trademarks, logo types, trade names, and insignia ("HP Marks"). Reseller may display the HP Marks solely to promote HP Products. Any display of the HP Marks must be in good taste, in a manner that preserves their value as HP Marks, and in accordance with standards provided by HP for their display. Reseller will not use any name or symbol in a way which may imply that Reseller is an agency or branch of HP; Reseller will discontinue any such use of a name or mark as requested by HP. Any rights or purported rights in any HP trademarks acquired through Reseller's use belong solely to HP.

       B. Reseller grants HP the non-exclusive, royalty-free right to display Reseller's trademarks in advertising and promotional material solely for directing prospective purchasers of HP Products to Reseller's Selling Locations. Any display of the trademarks must be in good taste, in a manner that preserves their value as Reseller's trademarks, and in accordance with standards provided by Reseller for their display. Any rights or purported rights in any Reseller trademarks acquired through HP's use belong solely to Reseller.

13.    LIMITATION OF LIABILITY AND REMEDIES

       A. The remedies provided in this Agreement are Reseller's sole and exclusive remedies against HP. IN NO EVENT WILL HP BE LIABLE FOR LOSS OF DATA, FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) OR FOR ANY OTHER DAMAGES WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY.

       B. Notwithstanding the foregoing, HP will be liable for damage to tangible property, bodily injury or death to the extent a court of competent jurisdiction determines that an HP Product sold under this Agreement is defective and has directly caused such property damage, bodily injury or death, provided that HP's liability for damage to tangible property will be limited to $1,000,000 per incident or the purchase price of the specific HP Products that caused such damage.

14.    INTELLECTUAL PROPERTY PROTECTION

       A. HP will defend or settle any claim against Reseller that any HP Product furnished under this Agreement infringes a patent, utility model, industrial design, copyright, trade secret, mask work or trademark in the country where Reseller acquires or sells the Product from HP, provided that Reseller:

              1.     Promptly notifies HP in writing of the claim;

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              2.     Cooperates  with  HP in and  grants  HP sole  authority  to control the defense and any related settlement, and

              3. sold said Products or Support in complete compliance with this Agreement.

              HP will pay the cost of such defense or settlement and any costs and damages finally awarded by a court against Reseller.

       B. HP's indemnity shall extend to Reseller's authorized Customers under this Agreement provided they comply with the obligations above.

       C. HP may procure for Reseller, its Customers and end-users the right to continued sale or use, as appropriate, of the Product or HP may modify or replace the Product. If a court enjoins the sale or use of the Product and HP determines that none of the above alternatives is reasonably available, or in the case of a settlement agreement which binds HP, HP will have the option to replace the Product with a non-infringing Product, modify the Product so it becomes non-infringing at HP's expense, or repurchase the HP Product from Distributor or Authorized Reseller at Net Distributor price less depreciation.

       D.     HP has no obligation for any claim of infringement arising from:

              1.     HP's  compliance  with  any  designs,   specifications   or
                     instructions of Reseller;

              2.     Modification of the Product by Reseller or a third party;

              3.     Use of the Product in a way not specified by HP; or

              4.     Use of the Product with products not supplied by HP.

       E.     This  Section  states  HP's  entire   liability  for  intellectual
              property   infringement  by  HP  Products   furnished  under  this
              Agreement.

15.    RECORD-KEEPING AND AUDIT

       A. At HP's discretion and upon reasonable notice to Reseller, HP or HP's designate will be given prompt access during normal business hours, either on site, or through other means specified by HP, to Reseller's Customer records, inventory records, other books and records of account specifically related to Products as which HP believes are reasonably necessary to verify and audit Reseller's compliance with the terms of this Agreement.

       B.     Failure  to  comply  with  HP's  request  will  be   considered  a
              repudiation of this Agreement justifying HP's termination of this Agreement on fifteen (15) days notice without further cause.

       C. HP may recover all reasonable actual costs associated with compliance verification procedures from Reseller's HP promotional accrual program funds accrued by Distributor(s), or by HP, on behalf of Reseller, or by Reseller.

       D. HP may debit Reseller's HP promotional accrual program funds for all wrongfully claimed discounts, promotional allowances, or other amounts determined as a result of HP's audit of Reseller.

16.    CHANGES AND AMENDMENTS

       A. From time to time, HP may add Products to or delete them from the Product Exhibits, or implement or change HP policies or programs, at HP's discretion, after reasonable notice to Reseller. Additionally, HP may give Reseller thirty (30) days' advance notice of any other Amendment to this Agreement.

       B. Any Amendment will automatically become a part of this Agreement on the effective date specified in the notice.

       C. Each party agrees that the other has made no commitments regarding the duration or renewal of this Agreement beyond those expressly stated in this Agreement.

17.    TERM AND TERMINATION

       A. Either party may terminate this Agreement or any Certification or Addendum to this Agreement, without cause at any time upon thirty
              (30) days'  written  notice or with cause at any time upon fifteen
              (15) days' written notice.

       B. Upon termination of this Agreement, or any Certification or Addendum to this Agreement, for any reason, Reseller will immediately cease to be an authorized HP Reseller and will refrain from representing itself as such and from using any HP trademark or trade name. Authorization of Reseller to use any HP trademarks will cease as of the effective date of any expiration or termination under this Agreement.

       C. Upon termination of this Agreement, or any Addendum or Certification to this Agreement, or expiration without renewal of this Agreement or any Addendum or Certification to this Agreement, all rights to any accrued HP promotional allowance funds will automatically lapse.

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
       D. Al obligations concerning indemnities, warranties, and limitations of liability provided in this Agreement or any Addendum or Certification to this Agreement will survive termination or expiration of this Agreement, except that the provisions for confidentiality and support will survive only through the periods set forth herein.

18.    RELATIONSHIP

       A. Reseller's relationship to HP will be that of an independent contractor purchasing HP Products from Authorized Distributor(s) for resale to Reseller's Customers. Neither party will have, nor represent that it has, any power, right, or authority to bind the other party, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party's name except as expressly permitted by this Agreement or in a writing signed by HP.

       B. Nothing stated in this Agreement shall be construed as making Reseller and HP a franchise, joint venture or partnership, or as creating the relationship of employer and employee, master and servant, or principal and agent between the parties. Reseller will not represent itself in any way that implies Reseller is an agent or branch of HP. Reseller will immediately change or discontinue any representation or business practice found to be misleading or deceptive by Distributor or HP.

       C. HP shall not be deemed a party to any agreement between Reseller and Distributor or Customer.

       D. Unless expressly authorized by HP in writing in advance, any representation, warranty, or other commitment made by Reseller or Distributor to its Customer with respect to price, quantities, delivery, specifications, warranties, modifications, interfacing capability or suitability will be Reseller's sole responsibility. Reseller has no authority to modify any warranty provided with any HP Product, or to make any other commitment on HP's behalf. Reseller will indemnify HP from any liability arising from any such commitment by Reseller

       E. List prices are suggested prices for resale to end-user Customers. Reseller has the right to determine its own resale prices, and no HP representative will require that any particular resale price be charged by Reseller or grant or withhold any treatment to Reseller based on Reseller's resale pricing policies. Reseller agrees that it will promptly report any effort by HP personnel to interfere with its pricing policies directly to an HP officer or manager.

       F. Nothing contained in this Agreement shall prevent a Reseller from purchasing individually, on its own credit and account directly from HP should it elect to do so, but nothing shall obligate HP to sell directly to Reseller.

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19.    POLICIES AND PROGRAMS

       From time to time, HP may offer or change HP policies and programs, such as but not limited to the HP promotional fund accrual program(s), Product demonstration and development unit programs, Premier Support program and other programs and policies, participation in which will be on the current terms and conditions of those policies and programs.

20.    GENERAL

       A. Neither party may assign or transfer any rights or obligation in this Agreement without the prior written consent of the other party. Any attempted assignment or transfer will be deemed void.

       B. Neither party's failure to enforce any provision of this Agreement will be deemed a waiver of that provision or of the right to enforce it in the future.

       C. This Agreement constitutes the entire and only understanding between the parties relating to its subject matter and supersedes all prior representations, discussions, negotiations and agreement, whether written or oral. HP hereby gives notice of objection to any additional or inconsistent terms set forth in any purchase order or other document issued by Distributor or Reseller. Except as provided in subsections 16.A and 16.B of this Agreement, no modification of this Agreement will be binding on either party unless made in writing and signed by both parties.

       D. In the event that any portion of this Agreement should conflict the terms and conditions defined in this U.S. Reseller Agreement take precedence.

       E. This Agreement will be governed by the laws of the State of California.

       F. If any clause of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remainder of the Agreement will continue unaffected.

       G. Neither party will be responsible for failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, natural disaster, shortage of or inability to obtain labor, energy, and materials, war, riot, embargo, fire, or any other act or condition beyond the reasonable control of the party.

21.    NUCLEAR APPLICATIONS

       Reseller acknowledges that HP Products are not specifically designed, manufactured, or intended for sale as parts, components, or assemblies for the planning, construction, maintenance, or use in any nuclear

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       facility. Reseller will use all reasonable efforts to prevent the sale of
       HP Products to any end user that intends to use those products in planning, constructing, or maintaining any nuclear facility. If Reseller sells HP Products to any end user that Reseller knows or has reason to know will use those products in planning, constructing, or maintaining any nuclear facility, Reseller will indemnify HP and hold HP harmless from any claims for loss, cost, damage, expense, or liability arising out of or in connection with the use and performance of HP Products in such nuclear facility.

22.    U.S. GOVERNMENT

       A. No U.S. Government procurement regulations will be deemed included hereunder or binding on either party unless specifically accepted in writing and signed by both parties.

       B. Unless Reseller has obtained HP's prior written consent, Reseller is prohibited from issuing any Letter of Supply, from guaranteeing to supply, or from selling, supplying, or providing any person with HP Product for resale under any General Services Administration (GSA) contract. Unless Reseller has first received a Letter of Supply or other written authorization from HP, Reseller is prohibited from listing, and shall not list, HP Products on any GSA Schedule or contract.

23.    CONFIDENTIALITY

       In the event that confidential information is exchanged between HP and Reseller, each party will protect the confidential information of the other in the same manner in which it protects its own like proprietary, confidential, and trade secret information, but in any event, not less than a reasonable degree of care. If the party claiming the benefit of the provision furnishes such information in writing and marks such information as "Confidential" or it such information is provided orally, then the transmitting party ("Discloser") will confirm in writing to the receiving party ("Recipient") that it is confidential within thirty (30) days of its communication. Such information will remain confidential for three (3) years after the date of disclosure.

       This  Section  imposes no  obligation  upon a Recipient  with  respect to confidential information which (a) was in the Recipient's possession before the Discloser; (b) is or becomes a matter of public knowledge through no fault of the Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by the Recipient; (f) is disclosed under operation of law; or (g) is disclosed by the Recipient with the Discloser's prior written approval.

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24.    NOTICES

       All notices and demands issued under the terms of this Agreement shall be in writing, delivered by fax, personal service, first class mail, postage prepaid or by registered mail to a location set forth in this Agreement or to HP at 5301 Stevens Creek Boulevard MIS 54U HC, PO Box 58059, Santa Clara, California 95052-8059, or to the assigned HP sales representative or at such different address as may be designated by such party by written notice to the other party.

25.    RESELLER REPORTING

       Upon HP's request, Reseller is required to provide HP with accurate HP Product sell-to and inventory data in a format and frequency defined by HP, using the HP-provided software utility or existing EDI standards.
       Participation in HP programs will be reliant an Reseller's ability to comply with program reporting requirements.

26.    INTERNATIONAL SALES

       Reseller will sell HP Products only to end-user Customers in the U.S., for use in the U.S., and abide by any other geographic restrictions defined in this Agreement unless otherwise authorized by HP in writing. Without HP's prior written consent, Reseller will not export HP Products outside the U.S. nor will Reseller sell HP Products for export outside the U.S.


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